                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                              QAD INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                                                   QAD Inc.
[LOGO]                                                                         6450 Via Real
                                                               Carpinteria, California 93013
                                                                                805-684-6614

                                  May 5, 2000

To All QAD Stockholders:

    On behalf of the Board of Directors of QAD Inc., I cordially invite you to attend the annual meeting of stockholders of QAD to be held at the Fess Parker's DoubleTree Resort, 633 East Cabrillo Street, Santa Barbara, California, on
June 8, 2000 at 10:00 a.m. Pacific Time. A notice of the meeting, form of proxy and a proxy statement containing information about the matters to be acted upon at the annual meeting are enclosed.

    At this year's meeting you will be asked to elect two directors and to ratify the selection of the independent auditors. The accompanying notice of the meeting and proxy statement describe these proposals. We encourage you to read this information carefully.

    Whether in person or by proxy, it is important that your shares be represented at the annual meeting. To ensure your participation in the annual meeting, regardless of whether you plan to attend in person, please complete, sign, date and return the enclosed proxy promptly. If you attend the annual meeting, you may revoke your proxy at that time and vote in person if you wish, even if you have previously returned your form of proxy.

    We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          Karl F. Lopker
                                          Chief Executive Officer

                                     [LOGO]

                                    QAD INC.
                                 6450 VIA REAL
                         CARPINTERIA, CALIFORNIA 93013

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 8, 2000
                            10:00 A.M. PACIFIC TIME

                            ------------------------

To the Stockholders of
  QAD Inc.:

    NOTICE is hereby given that the annual meeting of stockholders of QAD Inc., a Delaware corporation, will be held:

    Time: Thursday, June 8, 2000, 10:00 a.m. Pacific Time

    Place: Fess Parker's DoubleTree Resort, 633 East Cabrillo Street, Santa Barbara, California,

    Purposes:

    1. To elect two directors to hold office until the annual meeting of stockholders in 2003 (Class II Directors);

    2.  To ratify the appointment of independent auditors; and

    3.  To conduct other business if it is properly raised.

    The items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record on April 10, 2000 may vote at the meeting.

    Your vote is important. Please complete, sign, date and return your proxy card in the enclosed envelope promptly.

                                          By Order of the Board of Directors

                                          Joseph E. Nida,
                                          SECRETARY

Carpinteria, California
May 5, 2000

                                    QAD INC.
                                 6450 VIA REAL
                             CARPINTERIA, CA 93013

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    QAD's board is using this proxy statement to solicit proxies from the holders of QAD Inc. common stock to be used at the annual meeting of stockholders. This meeting will be held on June 8, 2000 at 10:00 a.m. Pacific Time. We are first mailing this proxy statement and the accompanying form of proxy to QAD stockholders on or about May 5, 2000.

MATTERS RELATING TO THE ANNUAL MEETING:

Time and Place:                             June 8, 2000
                                            10:00 a.m. Pacific Time
                                            Fess Parker's DoubleTree Resort
                                            633 East Cabrillo Street
                                            Santa Barbara, California 93103

Record Date:                                April 10, 2000

Outstanding Shares Held on Record Date:     33,256,095 shares of common stock

Shares Entitled to Vote:                    33,060,372 shares of common stock (excludes
                                            195,723 shares held in QAD's treasury)

Quorum Requirement:                         A quorum of shareholders is necessary to hold a
                                            valid meeting. The presence in person or by
                                            proxy at the meeting of holders of shares
                                            representing a majority of the votes of the
                                            common stock entitled to vote at the meeting is
                                            a quorum.

                                            Abstentions and broker "non-votes" count as
                                            present for establishing a quorum. Shares held
                                            by QAD in its treasury do not count toward a
                                            quorum. A broker non-vote occurs on an item when
                                            a broker is not permitted to vote on that item
                                            without instruction from the beneficial owner of
                                            the shares and no instruction is given.

Shares Beneficially Owned by QAD Officers
and Directors on April 10, 2000:            21,524,442 shares of common stock, including
                                            exercisable options. These shares represent in
                                            total approximately 65% of the voting power of
                                            QAD's common stock.

                                            These individuals have indicated that they will
                                            vote in favor of the proposals recommended by
                                            QAD's board.

Annual report:                              The annual report to stockholders that
                                            accompanies this proxy statement is not proxy
                                            soliciting material. If you would like an
                                            additional copy, please contact QAD at the
                                            address set forth below for company contact.

Company contact:                            You may contact QAD for additional information
                                            or copies of the annual report by mailing us at:

                                            QAD Inc.
                                            6450 Via Real
                                            Carpinteria, California 93013
                                            Attn: Investor Relations

                                            Or telephoning us at: (805) 566-4445.

THE PROPOSALS:

ITEM I:                                     To elect two directors to hold office until the
                                            annual meeting of stockholders in the year 2003
                                            (Class II directors).

ITEM II:                                    To ratify the appointment of KPMG LLP as QAD's
                                            independent auditors for QAD's 2001 fiscal year.

ITEM III:                                   To conduct other business if it is properly
                                            raised.

VOTE NECESSARY TO APPROVE THE PROPOSALS:

ITEM I, Election of Directors:              Directors are elected by a plurality of the
                                            votes represented by the shares of common stock
                                            present at the meeting in person or by proxy.

                                            This means that the director nominees with the
                                            most affirmative votes are elected to fill the
                                            available seats. Only the number of votes "FOR"
                                            affect the outcome. Withheld votes and
                                            abstentions have no effect on the vote.

                                            Because two directors are up for election, the
                                            two nominees with the greatest number of votes
                                            will be elected to fill the vacancies.

ITEM II, Ratification of independent
auditors:                                   Ratification of the selection of KPMG LLP as
                                            QAD's independent auditors for the 2001 fiscal
                                            year requires a majority of the votes cast by
                                            holders of the common stock. Abstentions have no
                                            effect on the vote.

    Under New York Stock Exchange rules that govern most brokers, if your broker holds your shares in its name, your broker is permitted to vote your shares on Items I and II even if it does not receive voting instructions from you.

    The stockholders have no dissenters or appraisal rights in connection with any of Items I or II.

    PROXIES

    Voting Your Proxy. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

    Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote for one of the individuals named as your proxy, we will vote your shares as you have directed. You may vote for or withhold authority to vote for QAD's director nominees. You may also vote for or against the other proposals or abstain from voting.

    If you submit your proxy but do not make specific choices, your proxy will follow the board's recommendations and vote your shares:

    - "FOR" the election of the two director nominees;

    - "FOR" the ratification of KPMG LLP as the independent auditors for QAD's 2001 fiscal year;

    - "FOR" any proposal by QAD's board to adjourn the annual meeting; and

    - In its discretion as to any other business as may properly come before the annual meeting.

    REVOKING YOUR PROXY.  You may revoke your proxy before it is voted by:

    - submitting a new proxy with a later date

    - notifying the company's Secretary in writing at the address on the second page of this proxy statement before the meeting that you have revoked your proxy, or

    - voting in person at the meeting.

    VOTING IN PERSON. If you plan to attend a meeting and wish to vote in person, we will give you a ballot at the meeting. You may be requested to present documents for the purpose of establishing your identity. In addition, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on April 10, 2000, the record date for voting.

    PEOPLE WITH DISABILITIES. We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary of the company at least two weeks before the meeting at the number or address on the second page of this proxy statement.

    CONFIDENTIAL VOTING. Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

    PROXY SOLICITATION. We will pay our own costs of soliciting proxies. In addition to this mailing, QAD employees may solicit proxies personally.

    The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

    OTHER BUSINESS; ADJOURNMENTS

    We are not currently aware of any other business to be acted upon at the meeting. If, however, other matters are properly brought before the meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including adjourning the meeting.

    Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. We do not currently intend to seek an adjournment of our meeting.

                             ELECTION OF DIRECTORS
                                    (ITEM I)

    Under QAD's certificate of incorporation, the board of directors is divided into three classes of directors, with each class having a number of directors as nearly equal in number as possible and with the terms of each class expiring in a different year.

    The members of the board serve for three years. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting for full three-year terms. The term of office of only two of the present directors will expire at this annual meeting.

    Two directors have been nominated for election to three-year terms expiring at the annual meeting in 2003. The terms of the other directors will continue as indicated below.

    The ages of directors are as of April 10, 2000.

    The board recommends you vote FOR the two nominees listed below.

    Valid proxies received will be voted, unless contrary instructions are given, to elect the two nominees named in the following table to Class II of the board of directors. Should any nominee decline or be unable to accept the nomination to serve as a director, an event that we do not currently anticipate, your proxy will have the right, in their discretion, to vote for a substitute nominee or nominees designated by the board of directors, to the extent consistent with QAD's certificate of incorporation and its bylaws.

NOMINEES FOR DIRECTOR

    The nominees for director to be elected by the stockholders are currently members of the board. If elected, the nominees will hold office until the annual meeting of stockholders in 2003, and until his or her successor is duly elected and qualified. The following table sets forth information about the two nominees who are standing for election at the 2000 annual meeting.

NOMINEES FOR DIRECTOR
TO HOLD OFFICE UNTIL 2003            AGE      DIRECTOR SINCE     POSITIONS WITH THE COMPANY      COMMITTEES
-------------------------          --------   --------------   -------------------------------  -------------
Karl F. Lopker...................     48           1981        Chief Executive Officer             Audit,
                                                                                                Compensation

Pamela M. Lopker.................     45           1981        President                            None

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCUMBENT DIRECTORS IDENTIFIED ABOVE.

INFORMATION CONCERNING THE NOMINEES FOR ELECTION AND THE OTHER INCUMBENT
  DIRECTORS

    Set forth below is information with respect to the two nominees for election to the board of directors who are standing for election at the 2000 annual meeting.

    KARL F. LOPKER

    Karl F. Lopker has served as Director and Chief Executive Officer since joining the Company in 1981. Mr. Lopker was founder and President of Deckers Outdoor Corporation from 1973 to 1981, where he currently serves as a Director. Mr. Lopker is certified in Production and Inventory Management at the Fellow level by the American Production and Inventory Control Society. Mr. Lopker studied Electrical Engineering and Computer Science at the University of California at Santa Barbara. Mr. Lopker and Pamela Lopker are married to each other.

    PAMELA M. LOPKER

    Pamela M. Lopker founded the Company in 1979 and has been its Chairman of the Board and President since inception. Prior to founding the Company, Ms. Lopker served as Senior Systems Analyst for Comtek Research from 1977 to 1979. Ms. Lopker is certified in Production and Inventory Management by the American Production and Inventory Control Society. Ms. Lopker earned a Bachelor of Arts degree in Mathematics from the University of California at Santa Barbara. Ms. Lopker and Karl Lopker are married to each other.

INCUMBENT DIRECTORS NOT STANDING FOR ELECTION

    The following section sets forth information about the other four members of the board of directors. None of these directors are up for election at the 2000 annual meeting, and each will be up for election at the annual meeting set forth in the table.

DIRECTORS TO
HOLD OFFICE UNTIL 2001                        AGE      DIRECTOR SINCE    COMMITTEES
----------------------                      --------   --------------   -------------
Koh Boon Hwee.............................      49     1997                Audit,
                                                                        Compensation

Peter R. van Cuylenburg...................      52     1997                Audit,
                                                                        Compensation

DIRECTORS TO
HOLD OFFICE UNTIL 2002
------------------------------------------

Jeffrey A. Lipkin.........................      54     1999                Audit

A.J. "Bert" Moyer.........................      56     2000             Compensation

    Set forth below is information with respect to the other incumbent directors who are not standing for election at the 2000 annual meeting.

    KOH BOON HWEE

    Koh Boon Hwee was appointed an outside director in September 1997. Mr. Koh currently serves as Executive Chairman of Singapore-based Wuthelam Group, a diversified holding company whose core businesses include electronics manufacturing; paints, coating and chemicals; and private direct investments. Mr. Koh also serves as Chairman of Singapore Telecom, Singapore Post and the Council of the Nanyang Technological University. He serves on the boards of several other statutory and public organizations including the Securities Industry Council, the Institute of Policy Studies, Singapore International Foundation and the Singapore-U.S. Business Council.

    PETER R. VAN CUYLENBURG

    Peter R. van Cuylenburg was appointed an outside Director in November 1997. Mr. van Cuylenburg is the former President and Chief Operating Officer of InterTrust Technologies Corporation and currently serves as an advisor to the chairman of that company. Prior to that, Mr. van Cuylenburg served as president of Quantum Corporation's Specialty Storage Products Group, based in Milpitas, California. He also serves on the board of directors of Mitel Corporation, and as Director and Non-Executive Chairman of PixelFusion Group plc in the U.K. Past board memberships include Dynatech Corporation, NeXT Computer and Cable and Wireless, plc. Mr. van Cuylenburg's career includes executive posts at Xerox Corporation, NeXT Computer, Inc., Cable and Wireless, plc., and Texas Instruments, in the U.K., U.S. and France. Mr. van Cuylenburg holds a Diploma in Electrical Engineering from Bristol Polytechnic and an Honorary Doctorate of Technology from Bristol Polytechnic.

    JEFFREY A. LIPKIN

    Mr. Lipkin is founder and general partner of Recovery Equity Investors ("REI") I and II, which have over $200 million in institutional funds under management for growth investments and turnarounds. The bulk of the funds have been deployed in twenty-five transactions in a variety of industries including asset-based lending (The Foothill Group), construction equipment (CMI Corporation), electronics, telecommunications, fashion jewelry, and information services. Mr. Lipkin is a director of CMI Corporation, which is listed on the New York Stock Exchange, of the Chadmoore Wireless Group, and of numerous privately held companies. Mr. Lipkin holds a B.A. in Physics from Harvard College and a J.D. from Harvard Law School.

    A.J. ("BERT") MOYER

    Mr. Moyer served as Executive Vice President and Chief Financial Officer for QAD from March 1998 until February 2000. He presently serves as president of the commercial division of the Profit Recovery Group International, Inc. Prior to joining QAD, Mr. Moyer served as Chief Financial Officer of Allergan, a specialty pharmaceutical company based in Irvine, California. Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University. In 1973, he graduated from the Advanced Management Program at the University of Texas, Austin.

COMPENSATION OF DIRECTORS

    QAD employees receive no extra pay for serving as directors. Directors are reimbursed for direct expenses relating to their activities as members of the board of directors. Pursuant to our 1997 Stock Incentive Program, directors are eligible to participate in the Nonqualified Stock Option Plan and directors who are not employees may participate in the Non-Employee Director Stock Option Plan. Upon joining QAD in 1997, Mr. Koh and Mr. van Cuylenburg each were granted by the board of directors a nonqualified stock option for 15,000 shares of common stock. QAD also granted to Mr. Koh and Mr. van Cuylenburg a nonqualified stock option for 7,500 shares each in fiscal 1999. The grant date of the first 15,000-share option to each director was the date of the director's appointment to the board of directors or their retention as a consultant, whichever was earlier. The grant date of the second option was the first anniversary of the director's appointment as a director. QAD has also granted to Mr. Koh and Mr. van Cuylenburg a nonqualified stock option for 7,500 shares each in fiscal 2000, on the second anniversary of each director's appointment. All of the options vest in four equal installments on each of the first through fourth anniversaries of the respective grant dates. QAD intends to continue to make appropriate awards under the 1997 Stock Incentive Program to each non-employee director upon election to the board.

    In October 1998, QAD's board adopted a stock grant plan to supplement stock option grants to non-employee directors. The plan provides that each non-employee director be granted 7,500 shares annually, in four quarterly installments of 1,875 shares each. The installments are made at the beginning of each calendar quarter, subject to each non-employee director purchasing at least a corresponding number of shares in the open market. For every share purchased, one share will be granted, up to 1,875 shares per quarter. A director may cumulate the rights under the plan for up to three-quarters per year, but all purchases must occur before the end of each year of the plan. In addition, each non-employee director must agree that the shares purchased or granted will be held for three years from the purchase date. If non-employee director's status is terminated prior to the expiration of the three-year period, except for death or a change in control of QAD, the shares which were granted will be forfeited to QAD, but the shares that had been purchased would continue to be owned by the non-employee director. The plan commenced as of the fiscal quarter beginning November 1, 1998 and ended October 31, 1999. During the time the plan was in effect, both Mr. Koh and Mr. van Cuylenburg purchased 7,500 shares each and were granted a corresponding 7,500 shares as provided under the plan. At the February 4, 2000 Board meeting, the disinterested directors approved a renewal of the plan effective as of October 8, 1999 for a period of one year with certain revisions. The revisions exclude directors who hold or manage a share position in QAD of more than 5% of the outstanding shares. As of April 10, 2000 Mr. van Cuylenburg purchased 7,500 shares and was granted the corresponding 7,500 shares as prescribed under the renewal of the plan. At the end of that year the directors who do not participate in the plan will evaluate the effectiveness of the plan to determine whether it should be renewed or revised.

BOARD OF DIRECTORS

    During fiscal 2000, the board of directors held four regularly scheduled and special meetings and acted by unanimous written consent on four occasions. During fiscal 2000, all directors attended at least seventy-five percent (75%) of the meetings of the board and of the meetings of committees of the board of which they were a member (except for Mr. van Cuylenburg who missed one of two compensation committee meetings). In addition to attending meetings, directors also discharge their responsibilities by review of company reports to directors, visits to company facilities, and correspondence and telephone conferences with executive officers and others regarding matters of interest and concern to QAD.

BOARD COMMITTEES

    The board appoints committees to help carry out its duties. In particular, board committees work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the results of its meetings with the full board.

    AUDIT COMMITTEE

    The audit committee is composed of the following directors:

        Mr. van Cuylenburg (Chair)
       Mr. Koh
       Mr. Lipkin
       Mr. Lopker (ex officio)

    The audit committee met on four occasions during fiscal 2000. The committee is responsible for accounting and internal control matters. The audit committee:

    - reviews with management, the internal auditors and the independent auditors, policies and procedures with respect to internal controls;

    - reviews significant accounting matters;

    - approves the audited financial statements prior to public distribution;

    - approves any significant changes in accounting principles or financial reporting practices;

    - reviews independent auditor services; and

    - recommends to the board of directors the firm of independent auditors to audit QAD's consolidated financial statements.

In addition to its regular activities, the committee is available to meet on call of the independent accountants, controller or internal auditor whenever a special situation arises.

    COMPENSATION COMMITTEE

    The compensation committee is composed of the following directors:

        Mr. Moyer (Chair)
       Mr. van Cuylenburg
       Mr. Koh
       Mr. Lopker

    The compensation committee (including for purposes of administering the QAD Inc. 1997 Stock Incentive Program) met on two occasions and acted by written consent on one occasion during fiscal 2000. The compensation committee:

    - recommends to the board of directors the compensation and cash bonus opportunities based on the achievement of objectives set by the compensation committee with respect to our chairman of the board and president, our chief executive officer and the other executive officers;

    - administers QAD's compensation plans for the same executives;

    - determines equity compensation for all employees;

    - reviews and approves the cash compensation and bonus objectives recommended by the chairman of the board and president and the chief executive officer for the other executive officers; and

    - reviews various matters relating to employee compensation and benefits.

Mr. Lopker is recused from all matters involving QAD's chairman of the board and president and the chief executive officer and he does not participate in approving grants or awards under the QAD Inc. 1997 Stock Incentive Program to persons who are subject to Section 16 of the Exchange Act. A sub-committee of the compensation committee composed of Messrs. Koh, Moyer and van Cuylenburg, administers, and makes all ongoing determinations concerning matters relevant to grants or awards under the stock incentive program to persons who are subject to
Section 16 of the Exchange Act.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. van Cuylenburg, Koh, Moyer and Lopker currently are members of the compensation committee. Mr. Lopker is the chief executive officer of QAD. No other interlocking relationships exist between the compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation committee believes that the compensation levels of QAD's executive officers, who provide leadership and strategic direction, should consist of (i) base salaries that are commensurate with executives of other comparable software companies and
(ii) cash bonus opportunities based on achievement of company objectives. These objectives are set by the compensation committee with respect to the chairman and president, and chief executive officer, and they are set by the chairman and the chief executive officer, in consultation with the compensation committee, for the other executive officers. The compensation committee also believes that it is important to provide executive officers with significant stock-based incentive compensation, which increases in value in direct correlation with improvement in the performance of the common stock, thereby aligning management's interest with those of the stockholders.

    The compensation committee considers the following factors (ranked in order of importance) when determining compensation of executive officers: (i) QAD's performance measured by attainment of specific strategic objectives and operating results; (ii) the individual performance of each executive officer, including the achievement by the executive (or the executive's functional group) of identified goals; and (iii) historical cash and equity compensation levels.

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1,000,000 paid to the company's chief executive officer and its four other most highly compensated executive officers, unless the plan and awards pursuant to which any portion of the compensation is paid meet certain requirements. The QAD Inc. 1997 Stock Incentive Program includes provisions that will enable QAD to meet those requirements if it becomes necessary. Because the compensation committee has not yet been and does not anticipate being faced in the near future with compensation levels that are affected by Section 162(m), the compensation committee has not yet determined that meeting those requirements will necessarily be in the best interest of QAD.

    CASH COMPENSATION

    The base salaries of the executive officers are generally set at the time of their initial hiring, subject to possible increases in future periods at the discretion of QAD.

    As stated above, the compensation of executive officers is also based in part upon corporate performance, individual performance and comparative industry compensation levels. Each year, management establishes a performance plan with the compensation committee. The annual plan sets forth overall goals to be achieved by QAD, as well as specific performance goals to be achieved by each of its executive officers according to his or her duties and responsibilities.

    For fiscal 2000, the compensation committee set the overall corporate goals to focus exclusively on QAD's financial performance. The financial performance criteria were and the bonus eligibility for achievement of the overall corporate goals were weighted as follows:

    - revenue--40%;

    - operating profit--40%; and

    - the accounts receivable collection period--20%.

    QAD did not meet the targets for revenue, operating profit and the accounts receivable collection period criteria established by the committee for fiscal 2000. QAD did meet the threshold revenue and the accounts receivable collection period goals established by the committee for fiscal 2000. As such, only 50% of the bonus under this aspect of the bonus program was paid to the executives covered by the program. Some bonuses were also paid to executives based on individual performance goals for fiscal 2000.

    Bonus compensation for each of the executive officers named in the table that follows was determined based on a formula that tied the target bonus objective (which in most instances is established as a percentage of base salary) to the achievement by QAD of the overall corporate goals described above (not all of which were met in fiscal 2000) and to the achievement of specified individual or functional area goals. Under this formula, the executive officers' bonus amounts could be greater or less than the target bonus objective based on QAD's and the executives' performance against such goals. Ms. Lopker and Mr. Lopker do not participate in a bonus plan and thus received no bonus. The other executives whose bonus was tied to both corporate and individual goals received the following bonuses: Mr. Armagnac $36,400, Mr. Moyer $56,800, Mr. Niedzielski $45,360, and Mr. Anderson $26,100.
On average, the compensation committee believes the cash compensation for the executive officers is comparable to industry salary and bonus levels.

    EQUITY COMPENSATION

    The compensation committee or a subcommittee consisting of the non-employee members of the compensation committee administer and authorize all grants and awards made under the 1997 Stock Incentive Program. In some instances, awards are authorized for new employees as incentives to join QAD. In determining whether and in what amount to grant stock options or other equity compensation to executive officers in fiscal 2000, the program administrators considered the amount and date of vesting of currently outstanding incentive equity compensation granted previously to each of the executive officers. The compensation committee believes that continued grants of equity compensation to key executives is an important tool to retain and motivate exceptionally talented executives who are necessary to achieve our long-term goals, especially at a time of significant competition and other challenges in our industry.

    During fiscal 2000, the non-employee members of the compensation committee approved grants of equity compensation to the executive officers named in the Summary Compensation Table below, and the committee also approved grants of equity compensation to other executive officers, consistent with the board of directors' and the compensation committee's overarching policy of granting equity compensation to key executives and to employees in general.

                                          The Compensation Committee

                                          Koh Boon Hwee
                                          Peter R. van Cuylenburg
                                          Karl F. Lopker
                                          Bert Moyer

EXECUTIVE COMPENSATION

    The following tables and discussion summarize the compensation of the president, the chief executive officer and each of the four other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

                                                                                   ANNUAL
                                                                                COMPENSATION
                                           LONG-TERM COMPENSATION                  AWARDS
                                ---------------------------------------------   ------------
                                                                 OTHER ANNUAL    RESTRICTED
                                 FISCAL     SALARY     BONUS     COMPENSATION   STOCK AWARDS    ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR       ($)        ($)         ($)(1)          ($)        COMPENSATION
---------------------------     --------   --------   --------   ------------   ------------   ------------
Pamela M. Lopker .............    2000     157,500         --        9,750             --          4,802
  Chairman of the Board and       1999     162,500         --        4,916             --          4,802
  President                       1998     162,500     49,574        3,322             --          3,100
Karl F. Lopker ...............    2000     157,500         --        9,750             --             --
  Chief Executive Officer         1999     162,500         --           --             --             --
                                  1998     162,500         --        2,731             --             --
A. J. Moyer(2) ...............    2000     295,833    106,800(3)    21,603(4)      26,664             --
  Executive Vice President,       1999     225,611     56,800(5)        --         20,000         14,400
  Chief Financial Officer
Vincent P. Niedzielski .......    2000     252,000     57,301(6)     5,024         27,543(7)          --
  Executive Vice President,       1999     244,215     58,762        1,188         57,500             --
  Research & Development          1998     245,000     54,000        1,762             --         13,235
Donald F. Armagnac(8) ........    2000     186,999     63,889        6,323(9)          --             --
  Executive Vice President,       1999     174,000     64,950        5,000             --
  Global Services                 1998      51,515      3,762        1,250
Barry R. Anderson ............    2000     174,000     52,009(10)    10,360            --             --
  Executive Vice President,       1999     179,000     57,173(10)     5,831            --             --
  Administration and General      1998     134,750     43,500(10)     3,164            --         10,145
  Counsel

------------------------

 (1) "Other Annual Compensation" also includes QAD's contributions to the 401(k) plan and profit sharing plan on behalf of the named executive officers.

 (2) Mr. Moyer resigned effective February 3, 2000.

 (3) Includes a $50,000 loan that was forgiven.

 (4) Includes $3,325 of taxes on relocation and $12,420 commuting expenses.

 (5) Does not include a loan in the amount of $50,000, which was subject to forgiveness over a six-month period. None of the loan was forgiven in fiscal 1999, and, correspondingly, no compensation is reflected in the table.

 (6) Includes $11,941 loan balance that was forgiven.

 (7) Includes $15,419 of exercised stock options.

 (8) Mr. Armagnac started his employment with QAD on October 31, 1997, so his compensation for fiscal year 1998 reflects only three months of employment.

 (9) Includes a disqualifying disposition for stock purchased under the employee stock purchase plan of $1,299.

 (10) During fiscal 1998 a loan was issued in the amount of $77,728, which is subject to forgiveness over a three-year period. None of the loan was forgiven in fiscal 1998. $25,910 of the loan was forgiven in each of fiscal 1999 and in fiscal 2000, correspondingly, the compensation in fiscal 1999 and 2000 is reflected in the table.

OPTION GRANTS IN FISCAL 2000

    The following table sets forth the option grants to the named executives during fiscal 2000. QAD did not grant any stock appreciation rights in fiscal 2000.

                                                          PERCENT OF
                                                            TOTAL
                                          NUMBER OF        OPTIONS
                                          SECURITIES      GRANTED TO      EXERCISE
                                          UNDERLYING      EMPLOYEES        OR BASE                        GRANT DATE
                                           OPTIONS          IN FY           PRICE        EXPIRATION        PRESENT
NAME                                      GRANTED(1)         2000         ($/SHARE)         DATE         VALUE ($)(2)
----                                      ----------      ----------      ---------      ----------      ------------
Karl F. Lopker......................            --             --               --              --               --

Pamela M. Lopker....................            --             --               --              --               --

A. J. Moyer.........................         7,000            3.1%(3)      $3.5000         3/11/07           18,259
                                            50,000                         $3.8125         9/15/07          142,062
                                               100                         $3.5313         10/7/07              263

Vincent P. Niedzielski..............         3,500            2.3%(3)      $3.5000         3/11/07            9,129
                                            40,000                         $3.8125         9/15/07          113,650
                                               100                         $3.5313         10/7/07              263

Donald F. Armagnac..................         5,000            3.0%(3)      $3.5000         3/11/07           13,042
                                            50,000                         $3.8125         9/15/07          142,062
                                               100                         $3.5313         10/7/07              263

Barry R. Anderson...................         3,000            1.5%(3)      $3.5000         3/11/07            7,825
                                            25,000                         $3.8125         9/15/07           71,031
                                               100                         $3.5313         10/7/07              263

------------------------

(1) All granted options vest in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant, and expire in eight years.

(2) The fair value of each option grant is estimated on the date of grant using the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Statement of Financial Accounting Standards
    No. 123 (SFAS No. 123), Accounting for Stock-Based Compensation, with the following assumptions:

Expected stock price volatility...................     79%
Risk-free interest rate...........................    6.3%
Expected life of options..........................  6.5 years
Expected dividend yield...........................    0.00%

    QAD's stock options currently are not transferable, and the actual value of the stock options that an employee may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. We have based our assumption for stock price volatility on the variance of monthly closing prices of our stock from its initial public offering date to the present. The risk-free interest rate used equals the average yield on ten-year zero coupon U.S. Treasury issues for fiscal year 2000. No discount was applied to the value of the grants for non-transferability, and risk of forfeiture was accounted for in the expected life of the options.

(3) Represents the combined percentage for all grants.

OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                SHARES                        OPTIONS/SARS                  OPTIONS/SARS
                                               ACQUIRED      VALUE       AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)(1)
                                              ON EXERCISE   REALIZED   ---------------------------   ---------------------------
NAME                                              (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                          -----------   --------   -----------   -------------   -----------   -------------
Karl F. Lopker..............................        --           --          --              --            --              --
Pamela M. Lopker............................        --           --          --              --            --              --
A. J. Moyer.................................        --           --      56,250         225,850        71,484         512,875
Vincent P. Niedzielski......................     5,000       15,419      53,334          85,266            --         284,484
Donald F. Armagnac..........................                             16,500          79,100        65,250         385,953
Barry R. Anderson...........................        --           --      38,750         104,350        58,281         321,578

------------------------------

(1) Represents the difference between the option exercise price and the market price of QAD common stock at the fiscal year-end. The actual gain, if any, an executive realizes will depend on the market price of QAD stock at the time of exercise. "In-the-money" means the market price of the stock is greater than the exercise price of the option on the date specified.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

    Each of Mr. Moyer and Mr. Anderson has or had severance agreements that provide for the payment to them of an amount equal to six months' salary in the event of a termination of their employment with QAD. Each of the executive officers has or had a change of control agreement that provides for acceleration of vesting in their options and the payment to them of an amount equal to either 24 or 12 months' salary in the event of a termination of their employment with QAD following a change of control.

CERTAIN TRANSACTIONS

    In connection with the hiring of Barry R. Anderson in fiscal 1998, QAD lent him $77,728. The loan is subject to forgiveness over a three-year period, provided Mr. Anderson remains employed by QAD. $25,900 of the principal of the loan was forgiven in each of fiscal 1999 and fiscal 2000. In connection with the hiring of Mr. Moyer in fiscal 1999, QAD awarded 20,000 restricted shares to Mr. Moyer. The restricted shares vest over three years. Later in fiscal 1999, QAD granted Mr. Moyer a loan of $50,000 in connection with the expansion of his responsibilities. The loan was subject to forgiveness over a six-month period, provided Mr. Moyer remained employed by QAD. The entire amount of principal and interest was forgiven in fiscal 2000.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

    These tables show how much QAD common stock each executive named in the Summary Compensation Table on page 11 and each non-employee director owned on April 10, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following April 10, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name.

    All shares held by the Lopkers are held jointly by Pamela and Karl Lopker, except that 701,618 shares are held in trust for the Lopkers' minor children and 12,000 shares are held in a charitable remainder trust. Pamela and Karl Lopker act as joint trustees of the charitable remainder trust. An additional 244,500 shares are held by a charitable foundation of which the Lopkers are officers. All shares held by Mr. Lipkin are held by Recovery Equity Investors II, L.P. (REI). Mr. Lipkin is a general partner of REI.

                                                                         SHARES COVERED BY    PERCENT
BENEFICIAL OWNER                                         SHARES OWNED   EXERCISABLE OPTIONS   OF CLASS
----------------                                         ------------   -------------------   --------
NON-EXECUTIVE 5% BENEFICIAL OWNERS
REI....................................................    2,777,778          225,000           9.03%

DIRECTORS AND EXECUTIVE OFFICERS
Pamela M. Lopker.......................................   18,130,804               --          54.52%
Karl F. Lopker.........................................   18,130,804               --          54.52%
Koh Boon Hwee..........................................       15,000            9,375           0.07%
Jeffrey Lipkin.........................................    2,777,778          225,000           9.03%
A. J. Moyer............................................       22,000           95,500           0.35%
Peter R. van Cuylenburg................................       30,000            9,375           0.12%
Vincent P. Niedzielski.................................           --           80,875           0.24%
Donald Armagnac........................................           48            5,250           0.02%
Barry R. Anderson......................................       14,830           49,500           0.19%
All Directors and Executive Officers As a Group
  (12 persons).........................................   21,020,067          504,375          64.72%

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

    The line graph below compares the yearly percentage change in the cumulative total stockholder return on QAD's common stock with the cumulative total return of the NASDAQ Composite Total Return Index and the Robertson Stephens (RS) Software Index (previously known as the BancAmerica Robertson Stephens (BARS) Software Index) for the period beginning August 5, 1997 and ending January 31, 2000. The graph assumes that $100 was invested on the date of QAD's initial public offering and that all dividends were reinvested. Historic stock price performance should not be considered indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
            AMONG QAD INC., THE NASDAQ COMPOSITE TOTAL RETURN INDEX,
                   AND THE ROBERTSON STEPHENS SOFTWARE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   MEASUREMENT PERIODS                    NASDAQ
    (MONTHS FROM IPO                    COMPOSITE        RS
         THROUGH                       TOTAL RETURN   SOFTWARE
FISCAL YEAR 2000 COVERED)   QAD INC.      INDEX        INDEX
-------------------------   --------   ------------   --------
         08/05/97            100.00       100.00       100.00
         10/31/97             94.17        98.46       103.46
         01/30/98             97.50       100.35       102.27
         04/30/98             92.50       115.74       130.27
         07/31/98             55.83       115.63       115.56
         10/30/98             31.25       110.46       114.74
         01/29/99             27.92       156.98       155.12
         04/30/99             25.83       158.80       150.45
         07/31/99             20.83       165.38       159.90
         10/31/99             22.92       185.89       192.82
         01/31/00             60.00       244.69       301.24

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires QAD's officers and directors and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish QAD with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms received or written representations from persons subject to the reporting requirements of
Section 16(a), we believe that, with respect to the fiscal year ended
January 31, 2000, all reporting persons complied with all applicable filing requirements of Section 16(a), except for Pamela and Karl Lopker, who each filed three Form 4's late that involved three transactions in total and Mr. Armagnac who filed his Form 3 late upon being appointed an executive officer of QAD. Two of the Lopkers transactions involved the transfer of shares to the trusts for the Lopker's minor children. The other transaction was de minimis in nature.

                      RATIFICATION OF INDEPENDENT AUDITORS
                                   (ITEM II)

    The audit committee of the board has appointed KPMG LLP to audit our financial statements for fiscal year 2001. We are asking you to ratify that appointment. KPMG has been QAD's independent accounting firm for many years, and we believe they are well qualified for the job. Although the ratification is not required by law, the board believes that stockholders should be given this opportunity to express their views on the subject. While not binding on the board, the failure of the stockholders to ratify the appointment of KPMG as QAD's independent auditors would be considered by the board and the audit committee in determining whether to continue the engagement of KPMG. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires.

    The board recommends you vote "FOR" this proposal.

                             STOCKHOLDER PROPOSALS

    Any stockholder proposal for QAD's annual meeting in 2001 must be sent to the Secretary at the address of QAD's principal executive office given under "company contact" on page 2. Any stockholder who wishes to present a proposal for the inclusion in the proxy statement for action at the 2001 annual meeting must comply with QAD's certificate of incorporation and bylaws and the rules and regulations of the SEC then in effect. The deadline for receipt of a proposal to be considered for inclusion in QAD's proxy statement is January 15, 2001. On request, the Secretary will provide detailed instructions for submitting proposals.

                                   IMPORTANT

    TO ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING, WE URGE YOU TO PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                          QAD INC.

May 5, 2000

                                    QAD INC.

                              2000 ANNUAL MEETING
                                ADMISSION TICKET

    You are cordially invited to attend the annual meeting of stockholders of QAD Inc. on Thursday, June 8, 2000 at the Fess Parker's DoubleTree Resort, 633 East Cabrillo Street, Santa Barbara, California. The meeting will begin at 10:00 a.m., Pacific Time. Admission is limited to stockholders and guests of QAD. This ticket will admit you and should be presented at the meeting to expedite registration. To avoid delays, please arrive early and present this ticket.

                            ------------------------

                           PROXY VOTING INSTRUCTIONS

    QAD Inc. encourages all stockholders to vote their proxies. Please complete, sign, date, and return the proxy card attached below in the enclosed postage-paid envelope.

                                    QAD INC.
                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 8, 2000
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS OF QAD INC. The undersigned hereby appoints Pamela M. Lopker and Karl. F. Lopker, and each of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment upon any other matter properly presented, all the shares of common stock of QAD Inc. held of record by the undersigned at the close of business on April 10, 2000, at the annual meeting of stockholders to be held on June 8, 2000 or any adjournment or postponement thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS OF QAD INC. AND FOR RATIFICATION OF KPMG LLP AS QAD'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2001.

    Should any nominee decline or be unable to accept his nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a substitute nominee or nominees designated by the board of directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS FORM PROMPTLY IN THE ENCLOSED ENVELOPE.

                            ------------------------

                                SEE REVERSE SIDE

                            ------------------------

    /X/       PLEASE MARK YOUR
              VOTES AS INDICATED IN
              THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
  BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
      VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AND FOR ITEM 2.

                                                FOR    WITHHELD                                  FOR  AGAINST  ABSTAIN
1.   Election of director    Nominees:         /  /      /  /       2.   The proposal to ratify  /  /  /  /     /  /
     to serve until the      Karl F. Lopker                              the appointment of
     2003 annual meeting of  Pamela M. Lopker                            KPMG LLP as QAD Inc.'s
     stockholders.                                                       auditors for fiscal
                                                                         year 2001

     EXCEPT, FOR VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

     ----------------------------------------------------------

     PLEASE INDICATE BY A CHECK MARK WHETHER   /  /
     YOU PLAN TO ATTEND THE ANNUAL MEETING.

PRINT NAME OF STOCKHOLDER

              ----------------------------------------

SIGNATURE(S)                                      DATE
              ---------------------------------         ------------------
PLEASE SIGN YOUR NAME ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH
SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR
GUARDIAN, PLEASE GIVE THE FULL TITLE OR CAPACITY. IF A CORPORATION, PLEASE
SIGN IN CORPORATE NAME BY AN AUTHORIZED OFFICER AND GIVE TITLE. IF A
PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.